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To  the  Board  of  Directors  of  Exeter  Fund,  Inc.:

We hereby consent to the reference to our firm under the heading "Custodian, Independent Accountants and Counsel" in the Statement of Additional Information with respect to Post-effective Amendment No. 34 to the Registration Statement on Form N-1A (File No. 2-92633) under the Securities Act of 1933, as amended, of Exeter Fund, Inc. (formerly Manning & Napier Fund, Inc.).


/s/ PricewaterhouseCoopers  LLP

Boston,  Massachusetts
May 25,  1999